      As filed with the Securities and Exchange Commission on September 29, 1997

                                                   Registration No. 333-________


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  -----------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                  -----------------

                               NUTRITION MEDICAL, INC.
                (Exact name of registrant as specified in its charter)

                Minnesota                                 41-1756256
      (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                 Identification No.)


         9850 51st Avenue North
                Suite 110
         Minneapolis, Minnesota                              55442
 (Address of Principal Executive Offices)                  (Zip Code)

                               NUTRITION MEDICAL, INC.
                    1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                     1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full title of the plans)



    William L. Rush, President              Copy to:  Kenneth L. Cutler, Esq.
    Nutrition Medical, Inc.                   Dorsey & Whitney LLP
    9850 51st Avenue North                    Pillsbury Center South
         Suite 110                            220 South Sixth Street
    Minneapolis, Minnesota 55442              Minneapolis, Minnesota 55402-1498
(Name and address of agent for service)
         (612) 551-9595
(Telephone number, including area code,
    of agent for service)
                                    -------------



                                                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


                                                      Proposed                 Proposed
Title of each class                               Maximum Offering             Maximum
of Securities to be          Amount to be              Price               Aggregate Offering                Amount of
    registered               registered             per Share (1)              Price (1)                  Registration Fee


    Common Stock
   ($.01 par value)         900,000 Shares            $2.5625                 $2,306,250                      $698.87

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average high and low prices for such Common Stock on September 23, 1997, as reported on the Nasdaq SmallCap Market.
--------------------------------------------------------------------------------

                                       PART II.
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Nutrition Medical, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

              (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996;

              (b)(1) The Company's Current Report on Form 8-K filed January 23, 1997;

                 (2) The Company's Amended Current Report on Form 8-K/A filed March 31, 1997;

                 (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

                 (4) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997; and

              (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 14, 1997, and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         A partner and employee of Dorsey & Whitney LLP own a total of 47,037 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Second Restated Articles of Incorporation limit the liability of directors in their capacity as directors to the Company or its shareholders to the full extent permitted by Minnesota law. Minnesota law provides that, if so provided in a company's articles of incorporation, a director shall not be liable to the company or its shareholders for monetary damage for breach of fiduciary duty as a director, except (a) for any breach of the director's duty of loyalty to the company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of Minnesota securities laws, (d) for any transactions from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of the provision in the company's articles of incorporation limiting such liability. These provisions do not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. The above provisions also do not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

         The Second Restated Bylaws of the Company provide for indemnification of the officers and directors of the Company to the extent permitted by Section 302A.521, subd. 2, of the Minnesota Statutes, as now enacted or hereafter amended, which requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (a)has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (b)acted in good faith; (c)received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (d)in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e)in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         4.1 Second Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 (File No. 333-9999)).

         4.2 Second Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 (File No. 333-9999)).

         4.3 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 333-9999)).

         5.1       Opinion of Dorsey & Whitney LLP.

         23.1 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above).

         23.2      Consent of Ernst & Young LLP.


Item 9.  UNDERTAKINGS.

    A.  POST-EFFECTIVE AMENDMENTS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (b) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  CLAIMS FOR INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in theopinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 29th day of September, 1997.


                                       NUTRITION MEDICAL, INC.


                                       By /s/ William L. Rush
                                          ----------------------------------
                                          William L. Rush
                                           Chairman of the Board, President and
                                            Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                               Title                              Date
         ---------                               -----                              ----


  /s/ William L. Rush                  Chairman of the Board of                September 29, 1997
------------------------------         Directors, President and Chief
William L. Rush                        Executive Officer
                                       (principal executive officer)

  /s/ Richard J. Hegstrand             Chief Financial Officer                 September 29, 1997
------------------------------         (principal financial and
Richard J. Hegstrand                     accounting officer)

                                       Director
------------------------------
Kenneth L. Evenstad

  /s/ George E. Kline                  Director                                September 29, 1997
------------------------------
George E. Kline

  /s/ Lawrence A. Lehmkuhl             Director                                September 29, 1997
------------------------------
Lawrence A. Lehmkuhl


                                    EXHIBIT INDEX


Exhibit
No.                                  Name
---                                  ----

5.1      Opinion of Dorsey & Whitney LLP.

23.1     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above).

23.2     Consent of Ernst & Young LLP.